Exhibit 99.1

VOLCANO CORPORATION ANNOUNCES THIRD QUARTER 2013 REVENUES,
UPDATED REVENUE GUIDANCE FOR FULL YEAR 2013 AND
PRELIMINARY REVENUE GUIDANCE FOR 2014
(SAN DIEGO, CA), October 28, 2013-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today that it expects revenues for the third quarter of 2013 on a reported basis will be approximately $95.8 million. This compares with revenues on a reported basis of $93.7 million in the same period a year ago. The company said that FX exchange rates had a negative impact of approximately $5.4 million compared to the third quarter a year ago. Medical segment revenues increased approximately three percent and nine percent on a reported and constant currency basis, respectively. Based on current expectations, revenues for the first nine months of 2013 on a reported basis will be approximately $290.4 million versus $279.4 million a year ago. FX exchange rates had a negative impact of approximately $15.1 million dollars versus the first nine months of 2012.
“The company had a solid third quarter marked by very strong growth in our peripheral IVUS (Intravascular Imaging) and our FFR (Fractional Flow Reserve) businesses and an increase in European revenues of approximately 20 percent,” said Scott Huennekens, president and chief executive officer. “Our business in the U.S. continued to be impacted by a decline in PCI volumes, although we are starting to see some stabilization in activity. In addition, while we experienced strong growth in our FFR business in Japan, revenues were not to our expectations,” he added.
The company also provided updated revenue guidance for 2013, indicating that it expects revenues on a reported basis for the full year will be in the range of $391.0-$395.0 million. This compares with revenues on a reported basis of $381.9 million in 2012. FX exchange rates are expected to have a negative impact of approximately $20.0 million versus 2012. Revenue growth on a constant currency basis in 2013 is expected to be approximately eight-to-nine percent, with medical segment revenues increasing approximately nine-to-ten percent on a constant currency basis. The company indicated its revenue expectations factor in revised growth rates for its FFR business in Japan and the shift of approximately $1.5 million in ophthalmology revenues at Axsun Medical from the second half of 2013 to 2014.
The company also provided preliminary revenue guidance for 2014, indicating it expects revenues will increase year-over-year in the range of nine-to-11 percent on a reported basis and eight-to-ten percent on a constant currency basis.
“Our outlook for 2014 reflects several factors, including an expectation that PCI’s will be down approximately 2.5 percent in the U.S., two percent in Japan and flat in Europe year-over-year,” Huennekens noted. “In addition, we are anticipating a reduction of approximately 7.5 percent in reimbursement for all of our disposable products in Japan, beginning in the second quarter of the year.
“At the same time, we expect to benefit from growing revenues from our peripheral IVUS catheters as we continue to expand our sales and marketing initiatives in that market, as well as from our new offerings, including our Crux® inferior vena cava (IVC) filter, the Sync-RX platform technology, the PioneerPlus™ Re-Entry Catheter that we acquired at the end of August and our newly-launched Verrata™ everyday FFR wire. Additionally, we expect to see continued adoption of our iFR® (Instant Wave-Free Ratio™) FFR offering in Japan and Europe, and would expect to have regulatory approval and begin commercial sales in the U.S. in the latter half of 2014.
“As these new offerings continue to ramp in 2014, we would expect that Volcano can return to annual revenue growth in the low-to-mid-teens on a reported basis beginning in 2015,” he noted.
The company indicated it is providing preliminary revenues and guidance in advance of meetings with the investment community at the Transcatheter Cardiovascular Therapeutics (TCT) conference this week.
The company’s complete third quarter 2013 results and further commentary on revenue guidance for all of 2013 and 2014 will be provided in its third quarter earnings press release scheduled for Monday, November 4, as well as a scheduled publicly available conference call and webcast at 2 p.m. Pacific Standard Time (5 p.m., Eastern Standard Time), Monday, November 4.
About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measure
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making and as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes in revenues on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano's business that are not historical facts may be considered “forward-looking statements.” Specifically, statements concerning Volcano's expected revenues, revenue growth, financial results and foreign currency exchange rates for the third quarter and nine months ended September 30, 2013, the quarter and year ended December 31, 2013, and the calendar year 2014, are forward-looking statements involving risks and uncertainties. These statements reflect estimates based on information available at this time and are being made prior to the completion of Volcano's accounting close procedures, including review by its independent accountants, for the three and nine months ended September 30, 2013, and could therefore differ from the actual reported results in Volcano's Form 10-Q, which the company expects to file in November 2013. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause Volcano's actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano's revenue, expense, earnings, earnings per share, margin, tax rate or foreign currency projections may turn out to be inaccurate or Volcano may encounter unanticipated difficult in achieving those projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company's reactions to those factors; purchasing decisions with respect to the company's products; the pace and extent of market adoption of the company's products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano's products or devices; the success of Volcano's growth strategies; risks associated with Volcano's international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation; the impact and benefits of market development; our ability to project our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our most recent 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020

or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended September 30,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2013	2012	2012 to 2013	Dollar	Percentage
Medical segment:
Consoles
United States	$6.3	$6.0	5%	$—	—%	5%
Japan	0.6	0.8	(19)	(0.1)	(20)	1
Europe	2.5	1.4	78	0.1	9	69
Rest of world	1.6	1.5	2	—	—	2
Total Consoles	$11.0	$9.7	13%	$—	(1)%	14%

IVUS single-procedure disposables
United States	$20.4	$19.1	7%	$—	—%	7%
Japan	18.7	23.1	(19)	(4.6)	(20)	1
Europe	5.3	4.7	12	0.3	6	6
Rest of world	1.6	1.7	(1)	—	—	(1)
Total IVUS single-procedure disposables	$46.0	48.6	(5)%	$(4.3)	(9)%	4%

FFR single-procedure disposables
United States	$14.3	$13.0	10%	$—	—%	10%
Japan	4.3	4.0	8	(1.1)	(26)	34
Europe	8.3	6.5	27	0.4	6	21
Rest of world	1.0	1.1	(8)	—	—	(8)
Total FFR single-procedure disposables	$27.9	$24.6	13%	$(0.7)	(3)%	16%

Other	$8.8	$7.8	13%	$(0.4)	(4)%	17%
Sub-total medical segment	$93.7	$90.7	3%	$(5.4)	(6)%	9%

Industrial segment	$2.1	$3.0	(28)%	$—	—%	(28)%
Total	$95.8	$93.7	2%	$(5.4)	(6)%	8%

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Nine Months Ended September 30,		Percentage Change	Currency Impact		Constant Currency Percentage Change
	2013	2012	2012 to 2013	Dollar	Percentage
Medical segment:
Consoles
United States	$18.0	$17.8	1%	$—	—%	1%
Japan	1.7	2.1	(19)	(0.4)	(16)	(3)
Europe	6.7	4.2	59	0.2	5	54
Rest of world	5.1	4.4	15	—	—	15
Total Consoles	$31.5	$28.5	10%	$(0.2)	(1)%	11%

IVUS single-procedure disposables
United States	$60.4	$59.3	2%	$—	—%	2%
Japan	60.0	73.7	(19)	(12.2)	(17)	(2)
Europe	17.5	15.6	12	0.4	2	10
Rest of world	6.0	5.1	19	—	—	19
Total IVUS single-procedure disposables	$143.9	153.7	(6)%	$(11.8)	(7)%	1%

FFR single-procedure disposables
United States	$43.0	$37.4	15%	$—	—%	15%
Japan	13.2	8.9	48	(2.7)	(30)	78
Europe	24.1	19.1	27	0.5	3	24
Rest of world	3.0	2.3	31	—	—	31
Total FFR single-procedure disposables	$83.3	$67.7	23%	$(2.2)	(3)%	26%

Other	$25.7	$21.3	21%	$(0.9)	(4)%	25%
Sub-total medical segment	$284.4	$271.2	5%	$(15.1)	(5)%	10%

Industrial segment	$6.0	$8.2	(27)%	$—	—%	(27)%
Total	$290.4	$279.4	4%	$(15.1)	(5)%	9%